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                                                                    EXHIBIT 10.5

                     ADDENDUM NO. 3 TO EMPLOYMENT AGREEMENT

     WHEREAS, Wyndham International, Inc. (the "Company") and Theodore Teng (the "Executive") are parties to that certain Executive Employment Agreement effective as of May 1, 2000, as amended by the Addenda thereto effective as of August 30, 2001 and December 31, 2001 (as so amended the "Employment Agreement"); and

     WHEREAS, concurrently with the execution of this Addendum, Executive is exchanging (the "Exchange") the Option (as defined in the Employment Agreement) for a Restricted Unit Award for 1,000,000 Restricted Units (the "2002 Restricted Units") to be evidenced by a Restricted Unit Award Agreement (the "2002 Restricted Unit Award Agreement") that the Company and Executive are entering into concurrently with the execution of this Addendum; and

     WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement as specified in this Addendum No. 3 to Employment Agreement (this "Addendum");

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree that effective at the time of the Exchange on January 7, 2002, the Employment Agreement is amended as hereinafter set forth.

     1.   Certain Defined Terms. Capitalized terms not otherwise defined herein
          ---------------------
shall have the meanings ascribed to such terms in the Employment Agreement.

     2.   Amendment to Subparagraph 9(a)(iii). Subparagraph 9(a)(iii) of the
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Employment Agreement is hereby deleted in its entirety and replaced with the following:

          (iii) Notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, if Executive terminates his employment for Good Reason as provided in Subparagraph 7(e) or if Executive's employment is terminated by the Company without Cause as provided in Subparagraph 7(d) within eighteen (18) months of a Change in Control, all stock options and other stock-based awards granted to Executive by the Company shall immediately accelerate and become exercisable and non-forfeitable as of the Date of Termination, and at any time during the 360 days commencing on the Date of Termination, Executive or his estate may, irrespective of whether Executive is then employed by the Company or then living, and solely at the election of Executive or his estate, make a one-time election to require the Company to do all or any combination of the following:

               (x) with respect to any or all Restricted Unit Equivalents (as defined below) received by Executive and/or his estate upon vesting of a 2002 Restricted Unit that consisted entirely of cash, Executive or his estate may require the Company to pay Executive or his estate an amount equal to the amount, if any, by which $3.85 exceeds the amount of cash received by Executive or his estate upon the vesting of such 2002 Restricted Unit;

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               (y) with respect to any or all Restricted Unit Equivalents received by Executive and/or his estate upon vesting of a 2002 Restricted Unit that consisted entirely of consideration other than cash (a "Non-Cash Restricted Unit Equivalent"), Executive or his estate may require the Company:

                    (i) to purchase such Non-Cash Restricted Unit Equivalent if it is then owned by Executive or his estate for the Base Price (as defined below), or

                    (ii) if such Non-Cash Restricted Unit Equivalent has been
               previously sold by Executive or his estate and Subparagraph 9(a)(iii)(y)(iii) below does not apply, pay to Executive or his estate an amount, if any, by which the Base Price exceeds the gross sales price at which Executive or his estate sold such Non-Cash Restricted Unit Equivalent; or

                    (iii) if such Non-Cash Restricted Unit Equivalent consisted, upon vesting of the 2002 Restricted Unit, of share(s) of Class A Common Stock and such share(s), while owned by Executive or his estate, were converted or exchanged into stock or other securities of another corporation or entity or cash or other property in a Transaction (as defined in the 2002 Restricted Unit Award Agreement) occurring after such vesting (such stock, securities, cash or other property into which such Non-Cash Restricted Unit Equivalent was converted or exchanged, being defined herein as a "Converted Restricted Unit Equivalent"), then

                         (A) if such Converted Restricted Unit Equivalent
                    consisted entirely of cash, pay Executive or his estate an amount, if any, by which the Base Price exceeds the amount of cash received by Executive and/or his estate upon such conversion or exchange;

                         (B) if such Converted Restricted Unit Equivalent
                    consisted of consideration other than cash or consisted of a combination of cash and other consideration;

                         (1) purchase the non-cash portion of such Converted
                    Restricted Unit Equivalent if it is then owned by Executive or his estate for an amount equal to the Base Price less the amount, if any, of the cash portion of the Converted Restricted Unit Equivalent; or

                         (2) if the non-cash portion of such Converted
                    Restricted Unit Equivalent has been sold by Executive or his estate, pay to Executive or his estate an amount, if any, by which (A) exceeds (B), where (A) is the result obtained by subtracting the cash component, if any, of such Converted Restricted Unit Equivalent from the Base Price and (B) is the gross sales price at which

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                    Executive or his estate sold the non-cash portion of such
                    Converted Restricted Unit Equivalent; and

               (z) with respect to any or all Restricted Unit Equivalents received by Executive and/or his estate upon vesting of a 2002 Restricted Unit that consisted of a combination of cash and consideration other than cash (a "Combination Restricted Unit Equivalent"), Executive or his estate may require the Company:

                    (i) to purchase the non-cash portion of such Combination
               Restricted Unit Equivalent for an amount equal to the Base Price less the amount of the cash portion of the Combination Restricted Unit Equivalent; or

                    (ii) if the non-cash portion of such Combination Restricted
               Unit Equivalent has been previously sold by Executive or his estate, pay to Executive or his estate an amount, if any, by which (A) exceeds (B), where (A) is the result obtained by subtracting the cash portion of the Combination Restricted Unit Equivalent from the Base Price, and (B) is the gross sales price at which Executive or his estate sold the non-cash portion of such Combination Restricted Unit Equivalent.

               Executive or his estate may exercise the election by delivering written notice of such election to the Company (which notice shall be accompanied by evidence of the gross sales prices of any Restricted Unit Equivalents and Converted Restricted Unit Equivalents with respect to which the Company is required to make a payment pursuant to Subparagraphs 9(a)(iii)(y)(ii), 9(a)(iii)(y)(iii)(B)(2), and/or 9(a)(iii)(z)(ii). On the fifth day after such notice is received, the Company shall deliver to Executive or his estate the aggregate amount the Company is required to pay pursuant to this Subparagraph 9(a)(iii), which amount shall be delivered to Executive or his estate in cash in immediately available funds in Dallas County, Texas, upon surrender to the Company by Executive or his estate of all Non-Cash Restricted Unit Equivalents, non-cash portions of Combination Restricted Unit Equivalents and non-cash portions of Converted Restricted Unit Equivalents (in each case, duly endorsed for transfer to the Company) that the Company is required to purchase pursuant to Subparagraphs 9(a)(iii)(y)(i), 9(a)(iii)(y)(iii)(B)(1) and/or 9(a)(iii)(z)(i).

               For purposes of this Subparagraph 9(a)(iii), "Restricted Unit Equivalent" means (x) the shares of Class A Common Stock received by Executive and/or his estate upon vesting of a 2002 Restricted Unit, and (y) upon or following a Transaction occurring in connection with a Change in Control, the stock or other securities of another corporation or entity or cash or other property received by Executive and/or his estate upon vesting of a 2002 Restricted Unit. The terms of this Subparagraph 9(a)(iii) shall be equitably adjusted to reflect stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization affecting (x) the Class A Common Stock, (y) shares or other securities of another corporation into which the Class A Common Stock has been

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          converted or exchanged in a Transaction occurring after vesting of a
          2002 Restricted Unit, or (z) following a Transaction in connection with a Change in Control, the stock or other securities of another corporation or entity received by Executive upon vesting of a 2002 Restricted Unit.

               For purposes of this Subparagraph 9(a)(iii), "Base Price" means with respect to a Non-Cash Restricted Unit Equivalent or non-cash portion of a Combination Restricted Unit Equivalent the result obtained by subtracting (A) from (B) where (B) is $3.85 and (A) is the aggregate amount of all dividends and distributions received by Executive and/or his estate with respect to such Non-Cash Restricted Unit Equivalent or non-cash portion of such Combination Restricted Unit Equivalent, as the case may be, as well as any such dividends or distributions that have been declared but not yet paid to Executive or his estate as of the closing of the transactions contemplated by this Subparagraph 9(a)(iii).

               For purposes of this Subparagraph 9(a)(iii), "Base Price" means with respect to a Converted Restricted Unit Equivalent the result obtained by subtracting (A) from (B) where (B) is $3.85 and (A) is the aggregate amount of (1) all dividends and distributions received by Executive and/or his estate with respect to such Converted Restricted Unit Equivalent, (2) all dividends and distributions received by Executive and/or his estate with respect to the share(s) of Class A Common Stock that were converted into such Converted Restricted Unit Equivalent, and (3) any dividends or distributions that have been declared but not yet paid to Executive or his estate with respect to such Converted Restricted Unit Equivalent as of the closing of the transactions contemplated by this Subparagraph 9(a)(iii).

               Executive shall also be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted; and

     3.   Governing Law. The validity, interpretation, construction, and
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performance of this Addendum shall be governed by the laws of the State of Texas
(without regard to principles of conflicts of laws).

     4.   Counterparts. This Addendum may be executed in several counterparts,
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each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 3 effective as of January 7, 2002.

                               WYNDHAM INTERNATIONAL, INC.


                               By:  /s/ DIXIE SWEENEY
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                               Name: Dixie Sweeney
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                               Title: Vice President - Compensation and Benefits
                                     -------------------------------------------


                                /s/ THEODORE TENG
                               -------------------------------------------------
                               Theodore Teng, Executive

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